Exhibit 99.(4)

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the "Agreement") is made as of August 25, 2025 by and between Calamos Dividend Growth Fund (the "Target Fund") and Calamos Growth and Income Fund (the "Acquiring Fund" and, together with the Target Fund, the "Funds"), each a series of Calamos Investment Trust, a Massachusetts voluntary association (commonly known as a business trust) ("CIT"). Calamos Advisors LLC, a Delaware limited liability company ("Calamos"), is a party to this Agreement solely for purposes of Sections 4.3 and 7.2. All agreements, representations, actions and obligations described herein made or to be taken or undertaken by the Funds are made and shall be taken or undertaken by CIT on behalf of the Funds.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and any successor provision. The reorganization will consist of the transfer of all of the assets of the Target Fund to the Acquiring Fund in exchange solely for shares of beneficial interest of the corresponding class of the Acquiring Fund (the "Acquiring Fund Shares") and the assumption by the Acquiring Fund of the liabilities of the Target Fund specified in Section 1.3, and the distribution of the Acquiring Fund Shares to the shareholders of the Target Fund in redemption of all outstanding shares of beneficial interest of the Target Fund (the "Target Fund Shares") and in complete liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement (the "Reorganization").

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

THE REORGANIZATION AND FUND TRANSACTIONS

1.1.  The Reorganization. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, at the Effective Time (as defined in Section 3.1), the Target Fund agrees to transfer the Assets (as defined in Section 1.2) to the Acquiring Fund, and the Acquiring Fund agrees to assume the Liabilities (as defined in Section 1.3) of the Target Fund. In consideration of the foregoing, at the Effective Time, the Acquiring Fund agrees to deliver to the Target Fund full and fractional Acquiring Fund Shares, computed in the manner set forth in Section 2.3 herein. The number of Acquiring Fund Shares to be delivered shall be determined as set forth in Section 2.3.

1.2.  Assets of the Target Fund. The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash (other than cash that has been reserved to pay the Target Fund's accrued liabilities), cash equivalents, securities, receivables (including securities, interests and dividends receivable), commodities and futures interests, rights to register shares under applicable securities laws, any deferred or prepaid expenses shown as an asset on the books of the Target Fund at the Valuation Time (as defined in Section 2.5) and any other property owned by the Target Fund at the Valuation Time (collectively, the "Assets").

1.3.  Liabilities of the Target Fund. The Target Fund will use commercially reasonable efforts to discharge all of its known liabilities and obligations, other than any accrued liabilities for which cash has been reserved, prior to the Effective Time, consistent with its obligation to continue to pursue its investment objective and strategies in accordance with its then-current prospectus and statement of additional information. The Acquiring Fund will assume all of the liabilities of the Target Fund, whether accrued or contingent, known or unknown, existing at the Effective Time (as defined in Section 3.1) (collectively, the "Liabilities").

1.4.  Distribution of Acquiring Fund Shares. At the Effective Time (as defined in Section 3.1), or as soon thereafter as is reasonably practicable, the Target Fund will distribute the Acquiring Fund Shares received by the Target Fund pursuant to Section 1.1 to the holders of beneficial interest in the Target Fund (the "Target Fund Shareholders") in accordance with the procedures determined as of the Effective Time in complete liquidation of the Target Fund. Such distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the records of the Acquiring Fund in the names of the Target Fund Shareholders. The aggregate net asset value of the Acquiring Fund Shares to be so credited to Target Fund Shareholders shall be equal to the net asset value of the Target Fund (as determined below) at the Effective Time, and the net asset value of the Acquiring Fund Shares to be so credited to each Target Fund Shareholder shall be its share of those Acquiring Fund Shares as determined in accordance with the Declaration of Trust (the "Declaration of Trust") and By-Laws of CIT, each as amended. All issued and outstanding Target Fund Shares will simultaneously be redeemed and canceled on the books of the Target Fund in a manner determined in accordance with the Declaration of Trust and By-Laws of CIT. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.5.  Recorded Ownership of Acquiring Fund Shares. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent, U.S. Bank Global Fund Services ("Transfer Agent").

1.6.  Filing Responsibilities of Target Fund. Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the "Commission"), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund. Following the liquidation and dissolution of the Target Fund, the Target Fund's agents or the Acquired Fund will prepare and file tax returns of the Target Fund on behalf of the Target Fund.

ARTICLE II

VALUATION

2.1.  Valuation of Assets. The value of the net assets of the Target Fund shall be the value of its assets, less its liabilities, computed as of the close of regular trading on the New York Stock Exchange ("NYSE") on the business day immediately preceding the Closing Date (as defined in Section 3.1) (such time and date being hereinafter called the "Valuation Time"), using the valuation procedures of CIT adopted by the Board or such other valuation procedures as shall be mutually agreed upon by the parties.

2.2.  Valuation of Shares. The net asset value per share per class of Acquiring Fund Shares shall be the net asset value per share for such class computed as of the Valuation Time, using the valuation procedures set forth in Section 2.1.

2.3.  Calculation of Number of Acquiring Fund Shares. The number of shares of the Acquiring Fund to be issued (including fractional shares to the third decimal place, if any) in connection with the Reorganization shall be determined with respect to each class by dividing the value of the assets net of liabilities with respect to each class of shares of the Target Fund determined in accordance with Section 2.1 by the net asset value of an Acquiring Fund share of the corresponding class determined in accordance with Section 2.2.

2.4.  Determination of Value. All computations of value hereunder shall be made in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act") and shall be subject to confirmation by each Fund's respective independent registered public accounting firm upon reasonable request of the other Fund. The Target Fund and the Acquiring Fund agree to use all commercially reasonable efforts to resolve prior to the Valuation Time any material pricing differences for prices of portfolio securities of the Target Fund which may arise from use of the valuation procedures of the Acquiring Fund.

2.5.  Postponement of Valuation Time. In the event that at the Valuation Time the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Target Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of CIT, accurate appraisal of the value of the net assets of the Target Fund or the Acquiring Fund, respectively, is impracticable, the Valuation Time shall be postponed until the second business day after the day when trading shall have been fully resumed and reporting shall have been restored.

ARTICLE III

CLOSING

3.1.  Closing. The Reorganization, together with related acts necessary to consummate the same (the "CLOSING"), shall occur at the close of business on or about August 29, 2025 or at such other place and/or on such other date as to which the parties may agree (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place immediately after the close of business on the Closing Date unless otherwise provided herein (the "Effective Time").

3.2.  Transfer and Delivery of Assets. CIT, on behalf of the Target Fund, shall deliver, at the Closing, a certificate stating that (i) the Assets were delivered in proper form to the Acquiring Fund at the Effective Time, and (ii) all

necessary taxes in connection with the delivery of the Assets, including all applicable Federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Target Fund's portfolio securities represented by a certificate or other written instrument shall be presented by CIT, on behalf of the Target Fund, to State Street Bank and Trust Company (the "Custodian"), as custodian for the Acquiring Fund. Such presentation shall be made for examination no later than five (5) business days preceding the Effective Time and shall be transferred and delivered by the Target Fund as of the Effective Time for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. CIT, on behalf of the Target Fund, shall cause the Transfer Agent to deliver to the Custodian, as of the Effective Time by book entry, in accordance with the customary practices of the Custodian and of each securities depository, as defined in Rule 17f-4 under the 1940 Act, in which the Target Fund's Assets are deposited, the Target Fund's Assets deposited with such depositories. The cash to be transferred by the Target Fund shall be delivered by wire transfer of Federal funds at the Effective Time.

3.3.  Share Records. CIT, on behalf of the Target Fund, shall deliver at the Closing a certificate stating that its records contain the names and addresses of the Target Fund Shareholders and the number and percentage ownership of outstanding Target Fund Shares owned by each such Target Fund Shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver to the Target Fund, prior to the Effective Time a confirmation evidencing that the appropriate number of Acquiring Fund Shares will be credited to the Target Fund at the Effective Time, or provide other evidence satisfactory to the Target Fund as of the Effective Time that such Acquiring Fund Shares have been credited to the Target Fund's accounts on the books of the Acquiring Fund.

3.4.  Statement of Assets and Liabilities. The Target Fund will prepare and deliver to the Acquiring Fund on the second business day prior to the Closing Date an estimated preliminary statement of assets and liabilities of the Target Fund as of such date for review and agreement by the Funds to determine that the Assets and Liabilities of the Target Fund are being correctly determined in accordance with the terms of this Agreement. The Target Fund will deliver at the Closing (or as soon as practicable thereafter with respect to clause (ii)): (i) an updated statement of assets and liabilities of the Target Fund; and (ii) a list of the Target Fund's portfolio assets showing the tax basis of each of the Target Fund's assets by lot and the holding periods of such assets, each of (i) and (ii) as of the Valuation Time, and certified by CIT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1.  Representations and Warranties of the Target Fund. Except as has been fully disclosed to the Acquiring Fund in a written instrument executed by the Target Fund, CIT, on behalf of the Target Fund, represents and warrants to the Acquiring Fund, as follows:

(a)  The Target Fund is a duly established series of CIT, which is a voluntary association duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts with power under its Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

(b)  At the Effective Time, CIT is registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

(c)  No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Target Fund of the transactions contemplated herein.

(d)  The current prospectus and statement of additional information of the Target Fund conforms in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act and the rules and regulations of the Commission thereunder, and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(e)  At the Effective Time, the Target Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, CIT, on behalf of the Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof other than such restrictions as might arise under the 1933 Act.

(f)  The Target Fund is not engaged currently, and the execution, delivery and performance of this Agreement by the Target Fund will not result, in (i) a violation of Massachusetts law or a material violation of its Declaration of Trust or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Target Fund is a party or by which it is bound.

(g)  All material contracts or other commitments of the Target Fund (other than this Agreement and certain investment contracts, including options, futures, forward contracts and other similar instruments) will terminate without liability or obligation to the Target Fund on or prior to the Effective Time.

(h)  Except as otherwise disclosed to and accepted by the Acquiring Fund, in writing, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of the Target Fund, threatened as to the Target Fund or any of its properties or assets or any person whom the Target Fund may be obligated to directly or indirectly indemnify in connection with such litigation, proceedings or investigation. Neither CIT nor the Target Fund knows of any facts that might form the basis for the institution of such proceedings. The Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(i)  The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Target Fund at October 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm (the "Auditor"), and are in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Target Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

(j)  Since October 31, 2024, there has not been any material adverse change in the Target Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Target Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund in writing. For the purposes of this Subsection (j), a decline in net asset value per Target Fund Share due to declines in market values of securities held by the Target Fund, the discharge of the Target Fund's liabilities, or the redemption of the Target Fund's shares by Target Fund Shareholders shall not constitute a material adverse change.

(k)  At the Effective Time, all Federal and other tax returns and other tax-related reports of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports, if any, shall have been paid or provision shall have been made for the payment thereof and no such return is currently under audit and no assessment has been asserted with respect to such returns.

(l)  For each taxable year of its operation (including the taxable year ending on the Closing Date), the Target Fund has met (and will meet) the requirements of Subchapter M of the Code for qualification, as a regulated investment company and has been (and will be) eligible to compute and has computed (and will compute) its Federal income tax under Sections 851 and 852 of the Code.

(m)  All of the issued and outstanding Target Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of CIT, on behalf of the Target Fund, as provided in Section 3.3. The Target Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Target Fund, nor is there outstanding any security convertible into any of the Target Fund's shares.

(n)  Target Fund does not own any "converted property" (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury regulations thereunder.

(o)  The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of CIT, on behalf of the Target Fund, and, subject to the consent of the Target Fund Shareholders to the transactions contemplated by this Agreement, this Agreement will constitute a valid and binding obligation of the Target Fund enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

(p)  The information to be furnished by the Target Fund for use in registration statements and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Commission and Financial Industry Regulatory Authority ("FINRA")), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

(q)  All materials used in connection with obtaining the consent of Target Fund Shareholders to the transactions contemplated by this Agreement will, through and at the Effective Time, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading; provided, however, that the representations and warranties of this Subsection (o) shall not apply to statements in or omissions from such materials made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein.

4.2.  Representations and Warranties of the Acquiring Fund. Except as has been fully disclosed to the Target Fund in a written instrument executed by an officer of CIT, CIT, on behalf of the Acquiring Fund, represents and warrants to the Target Fund as follows:

(a)  The Acquiring Fund is a duly established series of CIT, which is a voluntary association duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts with power under its Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

(b)  At the Effective Time, CIT is registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

(c)  No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by CIT on behalf of the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the 1940 Act and such as may be required under state securities laws.

(d)  The current prospectus and statement of additional information of the Acquiring Fund conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(e)  At the Effective Time, CIT, on behalf of the Acquiring Fund, will have good and marketable title to the Acquiring Fund's assets, if any, free of any liens or other encumbrances.

(f)  The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement by CIT, on behalf of the Acquiring Fund, will not result, in (i) a violation of Massachusetts law or a material violation of CIT's Declaration of Trust and By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which CIT, on behalf of the Acquiring Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which CIT, on behalf of the Acquiring Fund, is a party or by which it is bound.

(g)  Except as otherwise disclosed to and accepted by the Target Fund, in writing, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of the Acquiring Fund, threatened as to the Acquiring Fund or any of its properties or assets or any person whom the Acquiring Fund may be obligated to directly or indirectly indemnify in connection with such litigation, proceedings or investigation. Neither CIT nor the Acquiring Fund knows of any facts that might form the basis for the institution of such proceedings. The Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(h)  At the Effective Time, all Federal and other tax returns and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and no such return is currently under audit and no assessment has been asserted with respect to such returns.

(i)  For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund has met (and will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company and has been (and will be) eligible to compute and has computed (and will compute) its federal income tax under Sections 851 and 852 of the Code.

(j)  The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Trustees of CIT, on behalf of the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

(k)  The Acquiring Fund Shares to be issued and delivered to the Target Fund for the account of the Target Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued shares of the Acquiring Fund and will be fully paid and non-assessable.

(l)  The information to be furnished by the Acquiring Fund for use in the registration statements, proxy materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Commission and FINRA) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

(m)  From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Target Fund shareholders and on the Closing Date, any written information furnished by CIT with respect to the Acquiring Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

4.3.  Representation and Warranty of Calamos. Calamos represents and warrants to CIT, on behalf of each of the Target Fund and the Acquiring Fund, that the execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of Calamos, and this Agreement will constitute a valid and binding obligation of Calamos, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1.  Conduct of Business. The Acquiring Fund and the Target Fund each will operate its business in the ordinary course consistent with past practice between the date hereof and the Effective Time, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2.  Approval of Target Fund Shareholders. The Target Fund will seek the approval of the Target Fund Shareholders to the transactions contemplated by this Agreement in accordance with its Declaration of Trust and By-Laws of CIT and take all other action necessary to obtain approval of the transactions contemplated herein.

5.3.  No Distribution of Acquiring Fund Shares. The Target Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.4.  Information. The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund Shares.

5.5.  Other Necessary Action. Subject to the provisions of this Agreement, the Acquiring Fund and the Target Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6.  Assistance in Obtaining Target Fund Shareholder Approval. The Acquiring Fund will provide the Target Fund with information regarding the Acquiring Fund, reasonably necessary for the preparation of such materials as CIT deems necessary to obtain the consent of Target Fund Shareholders to the transactions contemplated by this Agreement.

5.7.  Preparation of Registration Statement and Proxy Materials. CIT will prepare and file with the Commission a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to the Target Fund Shareholders (the "Registration Statement"). The Registration Statement shall include a proxy statement of the Target Fund and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act, and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the proxy statement and related materials (the "Proxy Material"), for inclusion therein, in connection with the meeting of the Target Fund's shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.8.  Liquidating Distribution. As soon as is reasonably practicable after the Closing, the Target Fund will make a liquidating distribution to the Target Fund Shareholders consisting of the Acquiring Fund Shares received at the Closing.

5.9.  Best Efforts. The Acquiring Fund and the Target Fund shall each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent set forth in Article VI to effect the transactions contemplated by this Agreement as promptly as practicable.

5.10.  Other Instruments. The Target Fund and CIT, on behalf of the Acquiring Fund, each covenants that it will, from time to time, as and when reasonably requested by the other party, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the other party may reasonably deem necessary or desirable in order to vest in and confirm (a) the Target Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) CIT's, on behalf of the Acquiring Fund, title to and possession of all of the Assets and otherwise to carry out the intent and purpose of this Agreement.

5.11.  Regulatory Approvals. The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Effective Time.

5.12.  Tax Status of Reorganization. The intention of the parties is that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Target Fund, the Acquiring Fund or CIT shall take any action, or cause any action to be taken (including, without limitation, the filing of any tax return), that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing, the Target Fund, the Acquiring Fund and CIT will take such action, or cause such action to be taken, as is reasonably necessary to enable counsel to render the tax opinion contemplated herein in Section 6.3(e).

ARTICLE VI

CONDITIONS PRECEDENT

6.1.  Conditions Precedent to Obligations of the Target Fund. The obligations of the Target Fund to consummate the transactions provided for herein shall be subject to the following conditions:

(a)  All representations and warranties of CIT, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)  CIT, on behalf of the Acquiring Fund, shall have delivered to the Target Fund a certificate executed in the name of the Acquiring Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Target Fund, and dated as of the Effective Time, to the effect that the representations and warranties of CIT, on behalf of the Acquiring Fund, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Target Fund shall reasonably request.

(c)  CIT, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by CIT, on behalf of the Acquiring Fund, on or before the Effective Time.

(d)  The Target Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with Section 2.3.

(e)  CIT, on behalf of the Acquiring Fund, shall have executed and delivered an assumption of the Liabilities and all such other agreements and instruments as the Target Fund may reasonably deem necessary or desirable in order to vest in and confirm (i) the Target Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder and (ii) CIT's assumption of all of the Liabilities, and to otherwise carry out the intent and purpose of this Agreement.

(f)  The Target Fund shall have received on the Closing Date the opinion of Ropes & Gray LLP, counsel to CIT, and dated as of the Closing Date, covering the following points, which opinion shall be based on assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein and such representations as such counsel may reasonably request:

(1)  CIT is a voluntary association duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and the Acquiring Fund is a duly established and designated series of CIT, and CIT has the trust power to own all of the Acquiring Fund's properties and assets and to carry on its business, including that of the Acquiring Fund, as a registered investment company;

(2)  The Agreement has been duly authorized by CIT, on behalf of the Acquiring Fund, and, assuming due authorization, execution and delivery of the Agreement by the Target Fund and Calamos, is a valid and binding obligation of CIT on behalf of the Acquiring Fund enforceable against CIT in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;

(3)  The Acquiring Fund Shares to be issued to Target Fund Shareholders as provided by this Agreement are duly authorized, upon such delivery will be validly issued and outstanding, and will be fully paid and non-assessable by CIT and no shareholder of the Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof;

(4)  The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of CIT's Declaration of Trust or By-Laws;

(5)  To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required to be obtained by CIT in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws; and

(6)  CIT is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of the Acquiring Fund, under the 1940 Act, and to such counsel's knowledge, its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

6.2.  Conditions Precedent to Obligations of the Acquiring Fund. The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject to the following conditions:

(a)  All representations and warranties of the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)  The Target Fund shall have delivered to the Acquiring Fund a statement of assets and liabilities of the Target Fund two business days prior to the Closing Date, as referenced in Section 3.5 of this Agreement, together with a list of the Target Fund's portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, certified by CIT. The Target Fund will deliver at the Closing: (i) an updated statement of assets and liabilities of the Target Fund; and (ii) a list of the Target Fund's portfolio assets showing the tax basis of each of its assets by lot and the holding periods of such assets, each of (i) and (ii) as of the Valuation Time, and certified by CIT.

(c)  The Target Fund shall have delivered to the Acquiring Fund a certificate executed in the name of the Target Fund, in a form reasonably satisfactory to the Acquiring Fund and dated as of the Effective Time, to the effect that the representations and warranties of the Target Fund made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as CIT shall reasonably request.

(d)  The Target Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Target Fund on or before the Effective Time.

(e)  On or prior to the Closing Date, the Target Fund shall have declared a dividend or dividends prior to the Closing Date that, together with all previous dividends, shall have the effect of distributing, in distributions qualifying for the dividends-paid deduction , all of its investment company taxable income (computed without regard to any deduction for dividends paid), all of its net tax-exempt income, if any, and all of its net capital gains, if any, in each case for the short taxable year ending on the Closing Date and any prior taxable year in respect of which the Target Fund is eligible to declare and pay a spillback dividend under Section 855 of the Code.

(f)  The Target Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with Section 2.3.

(g)  The Acquiring Fund shall have received on the Closing Date the opinion of Ropes & Gray LLP, counsel to CIT, and dated as of the Closing Date, covering the following points, which opinion shall be based on assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein and such representations as such counsel may reasonably request:

(1)  The Target Fund is a duly established series of CIT, which is a voluntary association duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts with power under its Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted;

(2)  The Agreement has been duly authorized by the Target Fund, and, assuming due authorization, execution and delivery of the Agreement by CIT and Calamos, is a valid and binding obligation of the Target Fund, enforceable against the Target Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws;

(3)  The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Declaration of Trust and By-Laws of CIT; and

(4)  To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required to be obtained by the Target Fund in order to effect the transfer of the Assets for Acquiring Fund Shares and the assumption by CIT of the Liabilities pursuant to this Agreement.

6.3.  Other Conditions Precedent. If any of the conditions set forth in this Section 6.3 have not been satisfied (or waived) on or before the Effective Time, the Target Fund or CIT, on behalf of the Acquiring Fund, shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

(a)  The Agreement and the transactions contemplated herein shall have been consented to by CIT in accordance with applicable provisions of the Declaration of Trust and By-Laws of CIT and applicable Massachusetts law, and evidence of such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, the Target Fund and CIT, on behalf of the Acquiring Fund, may not waive the conditions set forth in this Section 6.3(a).

(b)  At the Effective Time, no action, suit or other proceeding shall be pending or, to the knowledge of the Target Fund, the Acquiring Fund or CIT, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

(c)  All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Target Fund, the Acquiring Fund and CIT to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Target Fund or the Acquiring Fund, provided that either party hereto may for itself waive any of such conditions.

(d)  The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

(e)  CIT shall have received an opinion of Ropes & Gray LLP (which opinion will be subject to certain qualifications) addressed to the Acquiring Fund and Target Fund as to federal income tax matters substantially to the effect that, based on the facts, representations, assumptions stated therein and in certificates provided by CIT on behalf of each Fund and the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, and court decisions, and further conditioned on consummation of the Reorganization in accordance with this Agreement, for Federal income tax purposes:

(1)  The transaction contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and the Target Fund and the Acquiring Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

(2)  Under Sections 361 and 357 of the Code, the Target Fund will not recognize gain or loss upon (i) the transfer of all its assets to the Acquiring Fund in exchange for Acquisition Shares and the assumption by the Acquiring Fund of all the liabilities of the Target Fund or (ii) the distribution of the Acquisition Shares by the Target Fund to its shareholders in liquidation, except for (A) any gain or loss recognized on (1) "Section 1256 contracts" as defined in Section 1256(b) of the Code or (2) stock in a "passive foreign investment company" as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized by reason of the reorganization (1) as a result of the closing of the tax year of Target Fund, (2) upon the termination of a position, or (3) upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(3)  Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon receipt of the assets of the Target Fund in exchange for the Acquisition Shares and the assumption by the Acquiring Fund of all liabilities and obligations of the Target Fund;

(4)  Under Section 362(b) of the Code, the Acquiring Fund's tax basis in the assets of the Target Fund transferred to the Acquiring Fund will be the same as the Target Fund's tax basis of such assets immediately prior to the transfer, adjusted for any gain or loss required to be recognized as described in (b) above;

(5)  Under Section 1223(2) of the Code, the Acquiring Fund's holding periods for the assets it receives from the Target Fund, other than certain assets with respect to which gain or loss is required to be recognized as described in (b) above, will include the periods during which such assets were held or treated for federal income tax purposes as being held by the Target Fund;

(6)  Under Section 354 of the Code, the Target Fund's shareholders will not recognize gain or loss upon the exchange of all of their shares of the Target Fund for the Acquisition Shares;

(7)  Under Section 358 of the Code, the aggregate tax basis of Acquisition Shares received by a shareholder of the Target Fund will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor;

(8)  Under Section 1223(1) of the Code, a Target Fund shareholder's holding period for the Acquisition Shares received will include the shareholder's holding period for the Target Fund shares exchanged therefor, provided the shareholder held such Target Fund shares as capital assets on the date of the exchange; and

(9)  The Acquiring Fund will succeed to and take into account the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder.

Such opinion shall be based on customary assumptions, limitations and such representations as Ropes & Gray LLP may reasonably request, and the Target Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be appropriate to render the opinions expressed therein. The opinion is not a guarantee that the tax consequences of the Reorganization will be as described above. There is no assurance that the Internal Revenue Service or a court would agree with the opinion.

(f)  CIT shall have delivered such certificates or other documents as set forth in Section 3.2.

(g)  CIT shall have produced a certificate as set forth in Section 3.3.

(h)  The Acquiring Fund shall have issued and delivered to CIT the confirmation as set forth in Section 3.3.

(i)  Each party shall have delivered to the other such bills of sale, checks, assignments, receipts or other documents as reasonably requested by such other party or its counsel.

ARTICLE VII

BROKERAGE FEES AND EXPENSES

7.1.  No Broker or Finder Fees. The Acquiring Fund and the Target Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

7.2.  Expenses of Reorganization. The expenses relating to the proposed Reorganization, whether or not consummated, which are incurred by the Target Fund and the Acquiring Fund, will be borne and paid by Calamos.

ARTICLE VIII

AMENDMENTS AND TERMINATION

8.1.  Amendments. This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of CIT as specifically authorized by the Board; provided, however, that following the meeting of the Target Fund Shareholders called by the Target Fund pursuant to Section 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Target Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

8.2.  Termination. This Agreement may be terminated by the mutual agreement of the parties and such termination may be effected by CIT's President or Vice President without further action by the Board. In addition, either Fund may, at its option, terminate this Agreement at or before the Closing due to:

(a)  a breach by any other party of any representation, warranty, or agreement contained herein to be performed at or before the Closing, if not cured within 30 days;

(b)  a condition precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

(c)  a determination by the Board that the consummation of the transactions contemplated herein is not in the best interests of the Target Fund or Acquiring Fund.

ARTICLE IX

NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:

If to Calamos:

Calamos Advisors LLC
2020 Calamos Court
Naperville, Illinois 60563
Attn: Erik D. Ojala

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP
191 North Wacker Drive, 32nd Floor

Chicago, IL 60606
Attn: Paulita A. Pike

If to CIT, on behalf of the Target Fund or the Acquiring Fund:

Calamos Investment Trust
2020 Calamos Court
Naperville, Illinois 60563
Attn: Erik D. Ojala

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP
191 North Wacker Drive, 32nd Floor
Chicago, Illinois 60606
Attn: Paulita A. Pike

ARTICLE X

MISCELLANEOUS

10.1.  Entire Agreement. CIT, on behalf of the Acquiring Fund, and the Target Fund agree that they have not made any representation, warranty or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

10.2.  Survival. The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall not survive the consummation of the transactions contemplated hereunder.

10.3.  Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

10.5.  Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

10.6.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the 25th day of August, 2025.

CALAMOS INVESTMENT TRUST ON BEHALF OF THE ACQUIRING FUND	CALAMOS INVESTMENT TRUST ON BEHALF OF THE TARGET FUND
By: /s/ Thomas E. Herman	By: /s/ Thomas E. Herman
Name: Thomas E. Herman	Name: Thomas E. Herman
Title: _Vice President and Chief Financial Officer	Title: _Vice President and Chief Financial Officer

Solely for purposes of Sections 4.3 and 7.2:
CALAMOS ADVISORS LLC

By: /s/ Thomas E. Herman

Name: Thomas E. Herman

Title: Executive Vice President and Chief Financial Officer